UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

On May 5, 2011, we announced that we have signed a Letter of Intent to acquire worldwide distribution rights to past and future mixed martial arts (“MMA”) fights with Ascend Combat, plus certain rights to the Ascend Combat brand and sponsorship representation.

Ascend Combat is an established MMA fight series located in Shreveport, Louisiana, and has successfully produced MMA fight events since 2008.

Kim Addison, owner of Ascend Combat, has been training, fighting and working in MMA for over a decade. Ascend Combat has showcased many notable MMA fighters in its events such as Ultimate Fighting Championship (UFC) veteran Rich Clementi and recent Bellator challengers Chad Robichaux, Cody Donovan and Adam Schindler.

On May 9, 2011, we announced that we have signed a Letter of Intent to acquire worldwide distribution rights to past and future MMA fights with Armageddon Fighting Championship, plus certain rights to the brand and sponsorship representation.

Armageddon Fighting Championship is a highly-rated MMA promotions organization located in Victoria, British Columbia, Canada, created by Darren Owen and Jason Heit in 2007. Armageddon Fighting Championship entered the mixed martial arts event industry by providing large budget MMA events that showcase local fighters and MMA veterans. With their recent successful appearance on the Canadian Broadcasting Corporation's investment program Dragons' Den, the MMA promotion company is now growing at a rapid pace across the country. Armageddon's mission is to give MMA fans an entertaining night of quality fights at reasonable prices while taking the best possible care of its athletes. The Armageddon Fighting Championship is regularly broadcast to eight million homes across Canada on the Fight Network and CHEK TV.

On May 12, 2011, we announced that we have signed a Letter of Intent to acquire worldwide distribution rights to past and future MMA fights with Aggression MMA, plus certain rights to the brand and sponsorship representation.

Aggression MMA is a well established MMA promotions organization located in Edmonton, Alberta, Canada that was created specifically for the purpose of developing Canadian talent and elevating regional MMA fighters to the global stage. Harvey Panesar and Moin Mirza formed Aggression MMA in 2009 out of sheer passion for the sport. Their resulting events catapulted MMA athletes into the top competitions at the UFC, Bellator, King of the Cage and other MMA promotions around the world. The active alumni of Aggression MMA include Claude "The Prince" Patrick, Nick Ring, Ryan McGillivray, Cyril "Snake" Diabate and Tim Hague.

On May 18, 2011, we announced that we have signed a Letter of Intent to acquire worldwide distribution rights to past and future MMA fights with Felix's LA BadBoy Promotions, plus certain rights for the brand and sponsorship representation.

Felix's LA BadBoy Promotions is a MMA fight series located in Gonzales, Louisiana, and is exclusively run by Felix Lipoma. Mr. Lipoma has successfully produced MMA fight events since 2008 and works closely with a select group of MMA promoters throughout the state to assist with their events as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: May 18, 2011